Exhibit 10.40

This is an English translation

Business Operation Agreement

THIS BUSINESS OPERATION AGREEMENT (“this Agreement”) is made and entered into on this 18th day of October, 2010 in Beijing, China by and among the following parties (the “Parties”):

Party A: Qizhi Software (Beijing) Co., Ltd.

Party B: Beijing Qihu Technology Company Limited

Party C:

Xiangdong Qi, identity card number: 110102196410160017

Jianming Dong, identity card number: 110102195807300052

Xiaohong Shi, identity card number: 410703197010093075

WHEREAS,

1. Party A is a wholly foreign-owned enterprise incorporated and validly existing under the laws of the People’s Republic of China);

2. Party B is a limited liability company incorporated in China;

3. Party A and Party B will establish the business relationships by signing the Technology Development Agreements. Under these agreements, Party B shall make payments to Party A. Thus, Party B’s daily business activities will have a material influence on its ability of making payments to Party A; and

4. The members in Party C are the Shareholders (the “Shareholders”). Xiangdong Qi, Jianming Dong and Xiaohong Shi hold the 45%, 25% and 30% equities respectively.

NOW, THEREFORE, through friendly negotiations and abiding by the principle of equality and mutual benefit, the Parties hereby agree as follows:

1. Obligation of Non-feasance

In order to ensure that Party B performs the agreements signed with Party A as well as the obligations towards Party A, the Shareholders hereby acknowledge and agree that without the prior written consent of Party A or such other party as designated by Party A, Party B will not undertake any transaction as may substantially influence its assets, business, personnel, obligations, rights or operations, including, but not limited to, the following:

1.1 Carry out any activity beyond the normal course of its business or carry on its business in a manner that is not consistent with the past practice or customary;

1.2 Borrow money from any third party or assume any debt in an amount over RMB 500,000;

1.3 Change or dismiss its director;

1.4 Sell to or acquire from any third party or otherwise dispose of, any asset or right in an amount over RMB500,000, including, but not limited to, any intellectual property;

1.5 Provide any guaranty for any third party by using its assets or intellectual property or provide any other form of guaranty or create any other encumbrance on its assets;

1.6 Amend its articles of association or change its business scope;

1.7 Change its normal business procedures;

1.8 Transfer its rights and obligations hereunder to any third party;

1.9 Distribute bonus or dividends by any means.

2. Operations, Management and Personnel Arrangement

2.1 Party B and the Shareholders hereby agree to accept and comply with the advices raised by Party A from time to time regarding Party B’s employee employment and dismissal, daily operations, management and financial management system.

2.2 Party B and the Shareholders hereby agree that the Shareholders will elect the persons nominated by Party A as Party B’s directors in accordance with the procedures specified by laws, regulations and articles of association, cause such directors to elect the person recommended by Party A as Party B’s board chairman and appoint the persons nominated by Party A as Party B’s general manager, chief financial officer and other officers.

2.3 Where any of the above directors or officers designated by Party A no longer serves Party A, regardless of resignation or dismissal by Party A, he/she will be bereft of the qualification of any position with Party B. In this case, the Shareholders will immediately remove the said person from the position with Party B and elect and appoint another person designated by Party A to fill this vacancy.

2.4 For the purpose of Article 2.3 hereof, the Shareholders will take all necessary internal and external procedures to fulfill the foregoing removal and appointment in accordance with laws, articles of association and this Agreement.

2.5 The Shareholders hereby agree to sign the power of attorney as set forth in Annex 1 at the signing of this Agreement. According to this power of attorney, the Shareholders will irrevocably authorize Party A’s designee to exercise their shareholder rights and also to exercise all shareholder voting rights in the name of the Shareholders at Party B’s shareholders general meeting. The Shareholders further agree to replace the authorized person in the power of attorney hereof upon request by Party A.

3. Other Provisions

3.1 Upon termination or expiry of any agreement between Party A and Party B, Party A shall be entitled to decide whether or not to terminate all other agreements between them, including, without limitation, the Technology Development Agreements.

3.2 Considering that Party A and Party B will establish the business relationship by signing the Technology Development

Agreements, Party B’s daily business activities will have a material influence on its ability of making payments to Party A. The Shareholders agree that all the bonus and, dividend distributions or any other earnings or interests (in any form) received by them from Party B in the capacity of the Shareholders, once received, shall be immediately and unconditionally paid or transferred without any compensation to Party A and upon Party A’s request, Party B will provide all such documents or take all such actions as are necessary for any such payment or transfer.

4. Entire Agreement and Amendments

4.1 This Agreement and all the agreements and/or documents mentioned or specifically contained herein, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, contracts, understandings and communications among the Parties with respect to the subject matter hereof, whether oral or written.

4.2 This Agreement may be amended by a written instrument duly executed by the Parties. All the amendments and supplements hereto duly executed by the Parties shall form an integral part of this Agreement and have the same legal effect as this Agreement.

5. Applicable Law

The execution, validity, performance and interpretation of and settlement of disputes in connection with this Agreement shall be governed by and construed under the laws of the People’s Republic of China.

6. Settlement of Disputes

6.1 Any dispute arising in connection with the interpretation and performance of the provisions herein shall be settled by the Parties through good faith negotiations. In case no settlement can be reached, either party may submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The seat of arbitration shall be Beijing and the language to be used in arbitration proceedings shall be Chinese. The arbitral award shall be final and binding upon the Parties.

6.2 Except for the matters in dispute, the Parties shall continue to perform in good faith their respective obligations hereunder.

7. Notices

Any notice required to be made or given in respect of the rights and obligations hereunder shall be in writing and delivered to any Party or the Parties at its address or their addresses below by personal delivery, registered mail (postage prepaid), recognized courier service or fax:

Party A:

Add.: East Suite, 4/F, C&W Plaza, No.14, Jiu Xian Qiao Road, Chaoyang District, Beijing

Fax: 010-58781001

Tel: 010-58781038

Attention: Hongyi Zhou

Party B:

Add.: No.1 Block D, Huitong Times Plaza, No.71 Jianguo Road, Chaoyang District, Beijing

Fax: 010-58781001

Tel: 010-58781038

Attention: Xiangdong Qi

Party C:

Add.: No.1 Block D, Huitong Times Plaza, No.71 Jianguo Road, Chaoyang District, Beijing

Fax: 010-58781001

Tel: 010-58781038

Attention: Xiangdong Qi, Jianming Dong or Xiaohong Shi

8. Effectiveness, Term and Miscellaneous

8.1 Party A’s written consent, advice and designation and other decisions having a significant impact upon Party B’s daily operations under this Agreement shall be given or made by the Board of Directors of Party A.

8.2 This Agreement shall be signed by the Parties and become effective as of the date first above written. Unless this Agreement is prematurely terminated by Party A, this Agreement shall be valid for ten years, commencing from the effective date hereof. If so requested by Party A prior to the expiration of this Agreement, the Parties shall extend the term of this Agreement and enter into a separate business operation agreement or continue to perform this Agreement..

8.3 Throughout the term of this Agreement, Party B and the Shareholders shall not terminate this Agreement prematurely. Party A has the right to terminate this Agreement upon prior 30 days written notice to Party B and the Shareholders.

8.4 The Parties hereby acknowledge that this Agreement is a fair and reasonable agreement reached by and among the Parties on the basis of equality and mutual benefit. If any provision herein is held illegal or unenforceable under applicable laws, such provision shall be deemed severed from this Agreement and invalid as of it was never incorporated herein, but all other provisions herein shall remain in full fore and effect. The Parties shall negotiate to replace such severed provision with a legal and valid provision acceptable to the Parties.

8.5 No failure by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor does any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and the year first above written.

Party A: Qizhi Software (Beijing) Co., Ltd.
/s/ [Company Stamp of Qizhi Software (Beijing) Co., Ltd.]

/s/ Hongyi Zhou

Party B: Beijing Qihu Technology Company Limited

/s/ [Company Stamp of Beijing Qihu Technology Company Limited]

/s/ Xiangdong Qi

Party C:

Xiangdong Qi

/s/ Xiangdong Qi

Jianming Dong

/s/ Jianming Dong

Xiaohong Shi

/s/ Xiaohong Shi